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                                                                   EXHIBIT 10.11

                         EXECUTIVE EMPLOYMENT AGREEMENT

      This is an Executive Employment Agreement (the "Agreement"), effective as of August 11, 2003, between Adams Laboratories, Inc., a Texas corporation (together with its successors and assigns, the "Company"), and Michael J. Valentino (the "Executive" or "you").

                                   BACKGROUND

      The Company wishes to secure the services of the Executive, and the Executive is willing to accept employment with the Company, on the terms and conditions set forth in this Agreement. Accordingly, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

      1.    EMPLOYMENT.

            (a) General. The Company will employ the Executive, and the Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement.

            (b) Term of Employment. Unless earlier terminated in accordance with Section 4 below, the term of the employment of the Executive under this Agreement will be for a period of five (5) years, ending on the fifth anniversary of the commencement of employment (the "Term"); provided, such Term shall automatically renew for successive one-year periods, unless either party gives written notice to the other party that such Term shall not renew within six (6) months prior to the scheduled expiration of the Term.

            (c) Position; Reporting. The Executive shall serve as the President and Chief Executive Officer of the Company, reporting directly to the Board of Directors of the Company (the "Board").

            (d) Duties and Responsibilities. The Executive will serve in an executive capacity and shall perform such duties as are customarily associated with the title of President and Chief Executive Officer in a company the nature and size of the Company, consistent with the bylaws of the Company and as required by the Board (provided that any duties and responsibilities required pursuant to the bylaws of the Company or by the Board shall not be inconsistent with your position as President and Chief Executive Officer of the Company). During the Term, you will devote your reasonable best efforts and substantially all of your business time and attention to the business of the Company, provided that you may serve on the boards of a reasonable number of other business entities, trade associations and/or civic or charitable organizations with the prior written consent of the Company, engage in charitable activities and manage your personal and family investments, as long as such activities do not, in the opinion of the Board, interfere with the proper performance of your duties and responsibilities for the Company. In all events, you shall be permitted to continue to serve as a member of the board of directors of the entities

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on whose boards you are currently serving as set forth in the list of such organizations attached hereto as Exhibit A.

            (e) Board of Directors. The Company will use its best efforts to cause you to be elected to the Board for so long as you hold the position of President or Chief Executive Officer of the Company.

      2.    COMPENSATION AND BENEFITS.

            (a) Base Salary. The Company will pay you for your services under this Agreement a base salary of $31,250 per month, which annualizes to $375,000, less applicable tax and other withholdings, subject to annual review for increase by the Board. Such salary as in effect from time to time is referred to in this Agreement as the Executive's "Base Salary." Executive's Base Salary cannot be reduced by the Company without the Executive's prior written consent.

            (b) Bonus Plan. In addition to your Base Salary, you will also be eligible to receive an annual performance bonus (the "Performance Bonus"), dependent on your own and the Company's performance. The target Performance Bonus shall be equal to 100% of your Base Salary (the "Target Bonus") with the potential of up to 150% of your Base Salary. The amount and award of such Performance Bonus shall be determined by the Board in its sole discretion based upon the achievement by you and the Company of objectives set each year by you and the Board; provided that if you meet your annual performance objectives, your annual Performance Bonus for that year shall be paid at no less than the Target Bonus. Within thirty (30) days of the date hereof, you will be expected to identify a set of mutually agreed to objectives, with achievement dates, that will result in a more specific payout formula. Any Performance Bonus shall be paid no later than ninety (90) days after the end of the applicable performance period.

            (c) Transaction Bonus. As we have discussed with you, it is our intent that you will lead the Company in its efforts to capitalize on a number of substantial opportunities, building the creation of stockholder value. In the event that there is a Corporate Transaction (as defined in Section 3(b) below, but which for these purposes shall include the sale, transfer or other disposition of a substantial portion of the Company's assets, whether in one or a series of transactions) during the Term or on or prior to the nine (9) month anniversary of your termination date in the event your employment is terminated without Cause (as defined in Section 4(a)(2)) or due to Disability (as defined in Section 4(b)(2)) or you resign for Good Reason (as defined in Section 4(a)(3)), you will receive a transaction bonus equal to two percent (2.0%) of the Total Transaction Price (the "Transaction Bonus"), payable upon consummation of any such Corporate Transaction at the same time the Company or its stockholders receive consideration in the transaction. In no event will the Transaction Bonus(es) payable under this Section 2(c) and Section 4(c) exceed $2,500,000 in the aggregate. For purposes of this Section 2(c), "Total Transaction Price" shall mean the aggregate value of the cash and securities received by the Company or its stockholders in such transaction(s), exclusive of any assumption of debt.

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            (d)   Benefits. You will be entitled to participate in the Company's benefit programs available to all members of the executive management team on a basis no less favorable than the basis provided such team members, including but not limited to group health insurance, life insurance, participation in the Company's 401(k) plan and vacation programs. At a minimum, you shall be entitled to four (4) weeks vacation per calendar year, subject to increase with the approval of the Compensation Committee of the Board.

            (e) Relocation Costs. The Company will provide you with reimbursement for reasonable temporary living arrangements in the Dallas-Ft. Worth area, including meals, lodging and transportation costs for you and your spouse, not to exceed $4,500 per month, for a period of up to six (6) months from the date hereof. Should you require longer temporary living arrangements, the Company will be open to discussing it with you at that point in time. In addition, should the Company maintain its principal offices in Fort Worth, Texas or relocate its principal offices to a location which is more than a reasonable commute from your current residence, the Company will provide you with reimbursement for relocation benefits to be agreed to between you and the Company in connection with your relocation from your current residence, provided such relocation costs at a minimum shall include: (A) home sales assistance pursuant to which the Company will reimburse you for your brokerage commission up to 6% of the sales price of your current residence and all reasonable legal and closing costs associated with such sale and (B) reimbursement for reasonable expenses incurred by you in moving your household goods and, if necessary, storing such goods for up to 12 months.

            (f) Reimbursement of Legal Fees. The Company will reimburse you for $25,000 of your legal fees incurred in negotiating and drafting this Agreement and its related agreements.

      3.    STOCK OPTIONS AND EQUITY.

      (a) Grant. On the date hereof, the Company will grant you options, with a 10-year term, to acquire five percent (5%) of the Company's outstanding shares of Common Stock on a Fully Diluted Basis (as defined in Section 3(f)(2)), which represents 3,893,818 shares of the Company's common stock. The option agreement evidencing such options shall be in form and substance reasonably satisfactory to the Executive and his counsel. Such options shall have an exercise price equal to the fair market value of a share of the Company's common stock, $0.01 par value (the "Common Stock"), as of the date of the option grant as determined by the Board, which in no event shall be more than $0.14 per share. Except as otherwise provided herein, such options will vest at the rate of 20% on the date hereof, with the remainder vesting in equal monthly installments over the next four years. Notwithstanding the foregoing, immediately prior to a Corporate Transaction (as defined in Section 3(b) below or in the 1999 Long-Term Incentive Plan or any successor thereto), all of your outstanding stock options, including but not limited to the stock options granted pursuant to this Section 3(a), shall be deemed fully vested and shall remain exercisable for the remainder of their original terms without regard to your termination of employment thereafter. Such stock options shall not be subject to repurchase by the

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Company upon termination of your employment nor, without your prior consent, cash-out rights as set forth in the Company's 1999 Long-Term Incentive Plan. Except as otherwise expressly provided in this Agreement, any stock option grant, including but not limited to the stock option grant contemplated by this
Section 3(a), shall be granted subject to the terms and conditions set forth in the Company's 1999 Long-Term Incentive Plan, as the same may be amended, a copy of which is attached as Exhibit B hereto. In the event of a conflict between the terms of this Agreement and the terms of the Company's 1999 Long-Term Incentive Plan with respect to the stock option grant contemplated by this Section 3(a), the terms most favorable to you shall govern.

            (b) A "Corporate Transaction" shall mean (A) a merger or consolidation as a result of which stockholders of the Company immediately after consummation of the merger or consolidation hold less than 50% of the Voting Securities of the surviving entity (whether such entity is the Company or another entity), or (B) the consummation by the Company of the sale, transfer or other disposition (including the liquidation) of a substantial portion of the Company's assets whether in one or a series of transactions. For purposes of this definition of "Corporate Transaction," "Voting Securities" shall mean the capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of the Company.

            (c) Stockholders' Agreement. In consideration for and as a material inducement to the Executive entering into this Agreement, certain stockholders of the Company shall enter into a Stockholders' Agreement in the form attached hereto as Exhibit C upon execution of this Agreement.

            (d) Reservation, Registration and Listing of Underlying Shares. The Company shall at all times reserve, out of its authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise in full of the Executive's stock options. Shares deliverable to the Executive upon exercise of the stock options granted pursuant to Section 3(a), when delivered to the Executive, shall be fully paid and non-assessable and shall be free and clear of any and all liens, encumbrances, charges and other third party rights. The Company agrees that all shares of Common Stock delivered upon exercise of the stock options granted pursuant to Section 3(a) shall be duly authorized and validly issued. The Company agrees that, subsequent to the Company's initial underwritten registered public offering of Common Stock (an "IPO") and the expiration of the 180 day holdback period described in Section 3(e) below, upon the written request of the Executive, it shall use its commercially reasonable best efforts to ensure that all such shares of Common Stock shall be (i) registered for sale, and for resale, by the Executive under Federal and state securities laws and shall remain registered so long as the shares of Common Stock underlying such option may not be freely sold in the absence of such registration and (ii) listed, or otherwise qualified, for trading in the United States on each national securities exchange or national securities market system on which the Company's shares of Common Stock are then listed or qualified. Notwithstanding the foregoing, the Company may postpone for up to sixty (60) days the filing or effectiveness of a registration statement if the Board determines in its good faith judgment that such registration should not be made or continued because it could materially interfere with any material financing,

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acquisition, corporate reorganization or merger or other material transaction involving the Company or any of its subsidiaries.

            (e) Holdback Agreement. The Executive shall not effect any sale or distribution of any shares of capital stock or equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such stock or securities, during the 180-day period beginning on the effective date of the Company's IPO, unless the underwriters managing the registration otherwise agree.

            (f) Antidilution Protection; Participation Right.

                  (1) The Executive's stock options granted pursuant to this
            Section 3(a) shall enjoy standard antidilution protection for stock splits or stock dividends, and broad-based anti-dilution protection for issuance of Common Stock or Common Stock equivalents at less than $0.14 per share (determined on the basis of weighted average price), other than issuances of Common Stock or Common Stock equivalents issued upon conversion or exercise of any currently outstanding securities or rights which are convertible into or exercisable for shares of Company capital stock and included in the calculation of the Executive's 5% stock option grant under Section 3(a) on a Fully Diluted Basis.

                  (2) During the term of this Agreement, the Executive shall, in connection with any proposed issuance of additional Company equity securities to non-employees exclusively for cash in a bona fide transaction prior to an IPO (a "Triggering Issuance"), have the right to irrevocably subscribe for and purchase from the Company for cash, additional equity securities of the same kind, at the same per share price and on such other terms and conditions identical in all material respects as such equity securities are offered in the Triggering Issuance. The Executive shall be permitted to purchase his proportionate share of such securities (based on (i) the number of shares of Common Stock owned by the Executive and shares of Common Stock issuable to the Executive upon exercise or conversion of any securities convertible into or exercisable for shares of the Company's Common Stock, as if exercised and converted to the fullest extent of their terms and as if then fully vested, relative to (ii) the total number of shares of Common Stock on a Fully-Diluted Basis). As used herein, "Fully-Diluted Basis" shall mean, at the time of such determination, (a) all shares of Company capital stock then outstanding, (b) all securities then outstanding which are convertible into or exercisable for shares of Company capital stock, as if exercised and converted to the fullest extent of their terms and as if then fully vested, (c) all securities issuable pursuant to contractual or other obligations of the Company then existing, and
            (d) all shares of Company capital stock then reserved for issuance to employees, consultants or directors of the Company.

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            (g) Long-Term Incentive Plan Participation. You will be entitled to participate in the Company's long-term incentive plans, including but not limited to the Company's 1999 Long-Term Incentive Plan or any successor thereto, on a basis no less favorable than the basis provided other members of the executive management team.

            4. TERMINATION.

            (a) Severance Upon Termination Without Cause or For Good Reason.

                  (1) Although you and the Company have the right to terminate your employment at will, in the event your employment is terminated by the Company without Cause (as defined in Section 4(a)(2) or upon a resignation by you for Good Reason (as defined in Section 4(a)(3)), you shall be entitled to: (A) an amount equal to two (2.0) times your Base Salary and Target Bonus as then in effect (provided in no event shall such Base Salary or Target Bonus be less than the amount guaranteed in this Agreement), payable 50% following your termination and 50% on the 13th month anniversary of the date of your termination, in each case, net of the minimum applicable tax withholdings, (B) continued exercisability of all stock options that have vested as of the date of termination for the remainder of their original terms and (C) continuation of your group health insurance and life insurance benefits for you and your eligible dependents for a period of twenty four (24) months from the termination date or until you obtain comparable coverage from subsequent employment, whichever occurs earlier; provided that to the extent that the Company's plans do not permit continuation of such participation throughout such period, the Company shall reimburse you under COBRA continuation coverage for the portion of the premiums paid by the Company immediately prior to your termination date and, if COBRA is no longer available and you have not obtained comparable coverage from subsequent employment, an amount, payable quarterly in advance, which is sufficient for you to purchase equivalent benefits. The Company's obligation to pay the severance amount described in this
            Section 4(a)(1) is subject to, and the initial 50% payment will be due upon, your execution of a release of claims in the form attached hereto as Exhibit D and the expiration of the applicable revocation period with respect to such release. Upon the eighth day after your execution and delivery of such release to the Company (provided you have not revoked such release), the Company shall pay the initial 50% payment and execute and deliver to you a release of claims against you in the form of Exhibit D.

                  (2) "Cause" shall mean any of the following: (A) your
            conviction of any crime or offense involving monies or other property, or your conviction of any felony offense for any crime of moral turpitude, fraud or embezzlement, (B) your willful neglect or willful misconduct relating to the performance of your duties for the Company, resulting, in either case, in material economic harm to the Company, (C) your willful violation of any

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            material provision of your non-competition, non-solicitation or confidentiality agreements with the Company, or (D) any act of moral turpitude or willful misconduct by you which (1) is intended to result in your personal enrichment or that of any immediate family member at the financial expense of the Company or (2) is reasonably expected to result in material economic injury to the Company. Anything herein to the contrary notwithstanding, you shall not be terminated for Cause within the meaning of clauses (B), (C) or (D) of this Section 4(a)(2) unless (x) the Company has given you written notice stating the basis for the termination within ninety (90) days of the Company's knowledge of the events giving rise to such "Cause," (y) you have an opportunity to be heard before the full Board and (z) after such hearing, there is a vote of 2/3rds of the directors (not including yourself) to terminate you for Cause.

                  (3) "Good Reason" shall mean the occurrence of any of the
            following without your prior written consent: (A) a reduction in your then current Base Salary or Target Bonus unless agreed to by the parties as part of a broader austerity program applied ratably to all executive officers, (B) a material diminution in your duties, responsibilities, authorities, powers or functions, or the assignment of duties to you that are inconsistent with your position, so that, in the reasonable exercise of your discretion, you are unable to carry out your duties hereunder as contemplated at the time this Agreement was entered into (other than in connection with your termination by the Company for Cause), (C) your removal as Chief Executive Officer or President of the Company or as a member of the Board, or the failure to elect or reelect you to any such positions (other than in connection with your termination by the Company for Cause), (D) a change in your reporting relationship such that you no longer report directly to the Board (other than in connection with your termination by the Company for Cause), (E) a breach by the Company of any material provision of this Agreement, including its Exhibits, or of any equity award or agreement between you and the Company or any affiliate or (F) the failure of the Company to obtain the assumption in writing of its obligations under this Agreement in all material respects by any successor to all or substantially all of its assets after any combination, merger, consolidation, sale, liquidation or similar transaction. Anything herein to the contrary notwithstanding, you shall not have "Good Reason" to terminate your employment unless you have given the Company written notice setting forth the act or acts that constitute "Good Reason" within ninety (90) days of your knowledge of the events giving rise to such "Good Reason" and the Company shall have failed to cure the same within fifteen (15) days of your providing such notice.

            (b) Termination for Death or Disability.

                  (1) Upon your death or termination of your employment due to your Disability (as defined in Section 4(b)(2)), you or your estate, as the case

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            may be, shall be entitled to: (A) continued exercisability of all stock options that have vested as of the date of termination for one year following your death or, upon Disability, for the remainder of their original terms, (B) continuation of your group health insurance and life insurance benefits for you (in the case of Disability) and your eligible dependents for a period of twelve (12) months from the termination date or until you obtain comparable coverage from subsequent employment, whichever occurs earlier; provided that to the extent that the Company's plans do not permit continuation of such participation throughout such period, the Company shall reimburse you (or your dependents in the case of your death) under COBRA continuation coverage for the portion of the premiums paid by the Company immediately prior to your termination date, and (C) with respect to your Disability termination only, a pro-rata Performance Bonus for the year of termination determined by multiplying your Target Bonus by a fraction, the numerator of which shall be the number of days you were employed in the applicable performance period and the denominator of which shall be the number of days in the applicable performance period.

                  (2) "Disability" shall mean your failure due to physical or mental incapacity to render services contemplated by this Agreement (including from a remote location) for three consecutive calendar months, or for shorter periods aggregating 150 or more business days in any twelve month period, as determined by a medical doctor selected by you and the Company. If you and the Company cannot agree on a medical doctor, you and the Company shall each select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

            (c) Effect of Exercise of Redemption Rights. If the holders of at least a majority of the outstanding shares of the Company's preferred stock request redemption by the Company of such holders' shares of preferred stock, you shall have the right to treat such exercise as an event giving rise to a resignation by you for Good Reason and shall be entitled to the severance and other entitlements set forth above in Section 4(a)(1). In addition, you shall be entitled to a Transaction Bonus equal to two percent (2.0%) of the total redemption price to be paid by the Company to its preferred stockholders in such redemption, payable in a lump sum in cash prior to any payment by the Company (including the execution of any promissory note) to or for the benefit of any redeeming preferred stockholder. In no event will the Transaction Bonus(es) payable under Section 2(c) and this Section 4(c) exceed $2,500,000 in the aggregate.

            (d) Provisions Applicable Upon Any Termination. In the event of any termination of your employment, you shall be entitled to: (A) amounts earned or due but unpaid through the date of termination, including Base Salary, unreimbursed business expenses, any incentive awards due for any performance period or performance measurement cycle that have been completed prior to the date of termination and any amounts payable in lieu of accrued vacation, (B) any compensation previously deferred by you and any accrued interest on earnings on such deferred compensation to the extent not

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previously paid to you, (C) any other benefits, rights or entitlements, including senior-level executive benefits, if any, in accordance with the applicable plans, programs, policies, agreements or other arrangements of the Company or any of its subsidiaries and (D) in the case of a voluntary resignation (other than for Good Reason or upon Disability), continued exercisability of all stock options that have vested as of the date of termination for three (3) months following the date of termination. In addition, in the event of any termination of your employment, you shall be under no obligation to seek other employment and there shall be no offset against amounts due to you on account of any remuneration or benefits provided by any subsequent employment you may obtain or on account of any claims the Company or any of its subsidiaries may have against you.

            5. CONFIDENTIALITY AND NONCOMPETITION AGREEMENT. In consideration for and as a material inducement to the parties entering into this Agreement, the Company and the Executive agree to execute that certain Confidentiality and Noncompetition Agreement in the form attached hereto as Exhibit E upon execution of this Agreement.

            6. INDEMNIFICATION; D&O LIABILITY INSURANCE.

            (a) The Company agrees that if you are made a party to, are threatened to be made a party to, receive any legal process in, or receive any discovery request or request for information in connection with, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that you are or were a director, officer, employee, consultant or agent of the Company, or are or were serving at the request of, or on behalf of, the Company as a director, officer, member, employee, consultant or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, you shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's articles of incorporation or by-laws or, if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees reasonably incurred, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and any reasonable costs and fees incurred in enforcing your rights to indemnification or contribution) incurred or suffered by you in connection therewith, and such indemnification shall continue as to you even though you have ceased to be a director, officer, member, employee, consultant or agent of the Company or other entity and shall inure to the benefit of your heirs, executors and administrators. The Company shall reimburse you for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by you in connection with any Proceeding within 20 business days after receipt by the Company of a written request for such reimbursement and appropriate documentation associated with these expenses. Such request shall include an undertaking by you to repay the amount of such advance if it shall ultimately be determined that you are not entitled to be indemnified against such costs and expenses.

            (b) Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by you under Section 6(a) that

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indemnification of you is proper because you have met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that you have not met such applicable standard of conduct, shall create a presumption or inference that you have not met the applicable standard of conduct.

            (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy or policies covering you at a level, and on terms and conditions, no less favorable to you than the coverage the Company provides directors and/or other similarly-situated executives until such time as suits against you are no longer permitted by law.

            (d) Nothing in this Section 6 shall be construed as reducing or waiving any right to indemnification, or advancement of expenses, you would otherwise have under the Company's articles of incorporation or by-laws or under applicable law.

            7. DISPUTE RESOLUTION. Any disputes or claims arising under or in connection with this Agreement, your employment with the Company, or the termination thereof, shall be resolved by binding arbitration, to be held in the State in which the Company's headquarters is located at the time of such hearing, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered into any court having jurisdiction thereof. Each party shall bear its own costs and expenses (including attorneys' fees) in arbitration, and shall share equally the costs of arbitration.

            8. REPRESENTATIONS AND WARRANTIES.

            (a) By the Company. The Company represents and warrants that (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of the Company is duly authorized to do so,
(iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

            (b) By Executive. The Executive represents and warrants that (i) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound and (ii) upon execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of Executive enforceable against him in accordance with its terms.

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            9. MISCELLANEOUS.

            (a) Notice. Any notice, request or other communication given in connection with this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered to the recipient or (ii) provided that a written acknowledgement of receipt is obtained, three days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address specified in this
Section 9(a) (or such other address as the recipient shall have specified by ten
(10) days' advance written notice given in accordance with this Section 9(a)). Such communication shall be addressed to you at your home address and to the Company at its corporate headquarters (unless such address is changed in accordance with this Section 9(a)).

            (b) Entire Agreement. This Agreement, together with the Exhibits hereto which are incorporated herein by reference, constitutes the sole agreement between the parties as to the subject matter hereof and supercedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between the parties with respect thereto. This Agreement may only be modified by a written document signed by you and a duly authorized officer of the Company with Board approval. Any waiver by any person of any provision of this Agreement shall be effective only if in writing and signed by the person against whom enforcement of the wavier is sought. For any waiver or modification to be effective, it must specifically refer to this Agreement and to the terms and provisions being modified or waived. No waiver of any provision of this Agreement shall be effective as to any other provision of this Agreement except to the extent specifically provided in an effective written waiver. In the event of any inconsistency between the terms of this Agreement and the terms of any Company plan, policy, arrangement or other agreement, the terms most favorable to you shall control.

            (c) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, each of the parties and their heirs, representatives, successors and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, without your prior written consent, except that such rights or obligations may be assigned or transferred pursuant to the sale or transfer of a substantial portion of the Company's assets, provided that the assignee or transferee is the successor to a substantial portion of the assets of the Company and assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law. Your rights or obligations may not be assigned or transferred by you, without the Company's prior written consent, other than your rights to compensation and benefits, which may be transferred by will or operation of law. You shall be entitled, to the extent permitted under applicable law or the relevant plan or policy, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following your death by giving the Company written notice thereof. In the event of your death or a judicial determination of your incompetence, references in this Agreement to you shall be deemed, where appropriate, to refer to your beneficiary, estate or other legal representative.

            (d) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law and the invalid or unenforceable provisions or portions shall be reformed so as to give maximum legal effect to the agreements of the parties contained herein; provided, however, that such reformation shall be effective only if the overall economic or legal substance of the transactions contemplated hereby would not thereby be affected in any manner materially adverse to either party.

            (e) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas, without regard to conflicts of law principles to the extent that such principles would require the application of the laws of another jurisdiction.

            (f) Miscellaneous. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes. Upon the expiration of the Term of this Agreement, the respective rights and obligations of the parties shall survive such expiration to the extent necessary to carry out the intentions of the parties as embodied in their respective rights and obligations under this Agreement. This Agreement shall continue in effect until there are no further rights or obligations of either party outstanding hereunder and shall not be terminated by either party without the express prior written consent of the other party.

            (g) No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise in favor or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                             THE COMPANY:

                                             ADAMS LABORATORIES, INC.

                                             By:  /s/ David Becker
                                                  _________________________
                                             Its: Chief Financial Officer
                                                  _________________________

                                             THE EXECUTIVE:

                                             /s/ Michael J. Valentino
                                             ______________________________
                                             Michael J. Valentino

Exhibit A - List of entities on whose Boards Executive is currently serving

Exhibit B - 1999 Long-Term Incentive Plan

Exhibit C - Executive and Stockholders' Agreement

Exhibit D - Form of Mutual Release

Exhibit E - Confidentiality and Noncompetition Agreement

                                                                       EXHIBIT A

                     Executive's Current Board Memberships

Private Volunteer Boards:        Freedom House

Industry Boards:                 Consumer Healthcare Products Association (CHPA)
                                 World Self Medication Industry (WSMI)

                                                                       EXHIBIT B

                            ADAMS LABORATORIES, INC.

                          1999 LONG-TERM INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE

      1.1 ESTABLISHMENT. ADAMS LABORATORIES, INC., a Texas corporation, hereby establishes the ADAMS LABORATORIES, INC. 1999 LONG-TERM INCENTIVE PLAN, as set forth in this document.

      1.2 PURPOSE. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock of AdamsLabs. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors, consultants and independent contractors of the Company and to perform other services beneficial to the Company and to provide such individuals with incentive and reward opportunities. Toward these objectives, Awards may be granted under the Plan to Employees and Consultants on the terms and subject to the conditions set forth in the Plan.

      1.3 EFFECTIVENESS. The Plan shall become effective as of July 21, 1999, the date of its adoption by the Board, provided it is duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of AdamsLabs duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Award granted hereunder shall be null and void.

ARTICLE 2. DEFINITIONS

      2.1 ADAMSLABS. "AdamsLabs" means ADAMS LABORATORIES, INC., a Texas corporation, and any successor thereto.

      2.2 AFFILIATE. "Affiliate" means a "parent corporation" or a "subsidiary corporation" of AdamsLabs, as those terms are defined in Section 424(e) and (f) of the Code.

      2.3 AWARD. "Award" means any Option or Restricted Stock granted under the Plan to a Participant.

      2.4 AWARD AGREEMENT. "Award Agreement" means a written agreement between AdamsLabs and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

      2.5   BOARD. "Board" means the Board of Directors of AdamsLabs.

      2.6 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

      2.7 COMMON STOCK. "Common Stock" means the Common Stock, $0.01 par value per share, of AdamsLabs, or any stock or other securities of AdamsLabs hereafter issued or issuable in substitution or exchange for the Common Stock.

      2.8   COMPANY. "Company" means AdamsLabs and its Affiliates.

      2.9 CONSULTANT. "Consultant" means (i) an individual duly elected or chosen as a director of AdamsLabs who is not also an Employee or (ii) any other individual who performs services for and is treated by AdamsLabs or an Affiliate as an independent contractor for employment tax purposes.

      2.10 EFFECTIVE DATE. "Effective Date" means the date an Award is determined to be effective by the Board upon the grant of such Award.

      2.11 EMPLOYEE. "Employee" means any person treated as an employee by AdamsLabs or an Affiliate. "Employee" shall not include a Consultant.

      2.12 FAIR MARKET VALUE. "Fair Market Value" means the fair market value of the Common Stock as determined by the Board in good faith.

      2.13 INCENTIVE STOCK OPTION. "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422(b) of the Code.

      2.14 NONQUALIFIED STOCK OPTION. "Nonqualified Stock Option" means an Option that is not intended to meet the requirements of Section 422(b) of the Code.

      2.15 OPTION. "Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article 7, and includes both Incentive Stock Options and Nonqualified Stock Options.

      2.16 PARTICIPANT. "Participant" means any Employee or Consultant to whom an Award has been granted under the Plan.

      2.17 PLAN. "Plan" means this ADAMS LABORATORIES, INC. 1999 LONG-TERM INCENTIVE PLAN.

      2.18 RESTRICTED STOCK. "Restricted Stock" means an Award of shares of Common Stock granted to a Participant pursuant to, and with such restrictions as are imposed under, Article 8. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

      2.19 RETIREMENT. "Retirement" means the termination of an Employee's employment with AdamsLabs or an Affiliate on or after the Employee's attainment of age 65 and completion of at least 15 years of employment with AdamsLabs or an Affiliate.

ARTICLE 3. PLAN ADMINISTRATION

      3.1 RESPONSIBILITY OF ADMINISTRATOR. The Plan shall be administered by the Board. The Board may delegate responsibility for administration of the Plan to a committee appointed by and serving at the pleasure of the Board, under such terms and conditions as the Board shall determine; provided, however, that one member of any such committee shall be appointed by and serve at the pleasure of S.Z. Investments, L.L.C. The Board shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Board shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Board shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards payable under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) grant Awards in replacement of Awards previously granted under the Plan or any other employee benefit plan of the Company; and (xii) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

      3.2 DISCRETIONARY AUTHORITY. The Board shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions of the Board and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

      3.3 LIABILITY; INDEMNIFICATION. No member of the Board nor any person to whom authority has been properly delegated, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Board (or delegatee of the Board) shall be fully indemnified and protected by AdamsLabs with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.

ARTICLE 4. ELIGIBILITY

      All Employees and Consultants are eligible to participate in the Plan. The Board shall select, from time to time, Participants from those Employees and Consultants, who, in the opinion of the Board, can further the Plan's purposes. In making this selection, the Board may give consideration to the functions and responsibilities of the Participant, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Board. Once a Participant is so selected, the Board shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and/or limitations applicable to the Award, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Board.

ARTICLE 5. FORM OF AWARDS

      Awards may, at the Board's sole discretion, be granted under the Plan in the form of Options pursuant to Article 7, Restricted Stock pursuant to Article 8, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Board may, in its sole judgment, subject any Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under two or more Articles of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

ARTICLE 6. SHARES SUBJECT TO THE PLAN

      6.1 AVAILABLE SHARES. The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall not exceed 700,000, subject to adjustment as provided in Sections 6.2 and 6.3. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board, in its discretion, shall from time to time determine.

      6.2   ADJUSTMENTS FOR RECAPITALIZATIONS AND REORGANIZATIONS.

            (a) The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, AdamsLabs shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by AdamsLabs, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

            (b) If AdamsLabs recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

            (c) In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges or other relevant changes in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 6.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Board at its discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock.

            (d) In the event of any changes in the outstanding Common Stock provided for in this Section 6.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Board, whose determination shall be conclusive. Any adjustment provided for in this Section 6.2 shall be subject to any required stockholder action.

      6.3 ADJUSTMENTS FOR AWARDS. The Board shall have full discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Board under this Section 6.3, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan unless otherwise determined by the Board in its discretion; provided, however, that any exercise of discretion by the Board with respect to the rules set forth below that is not consistent with the rule as set forth below shall not be given effect without the consent of a member of the Board designated by S.Z. Investments, L.L.C. for such purpose:

            (a) OPTIONS AND RESTRICTED STOCK. The grant of Options and Restricted Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

            (b) TERMINATION. If any Award referred to in paragraph (a) above is canceled or forfeited, or terminates, expires or lapses for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.

            (c) PAYMENT OF EXERCISE PRICE AND WITHHOLDING TAXES. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, or shares of Common Stock that would be acquired upon exercise of an Award are withheld to pay the exercise price of such Award, the number of shares available for grant of Awards under the Plan other than Incentive Stock Options shall be increased by the number of shares delivered or withheld as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan other than Incentive Stock Options shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE 7. OPTIONS

      7.1 GENERAL. Awards may be granted to Employees and Consultants in the form of Options. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that (i) no Incentive Stock Options shall be granted later than 10 years from the date of adoption of the Plan by the Board and (ii) only Employees shall be eligible to receive Incentive Stock Options.

      7.2 TERMS AND CONDITIONS OF OPTIONS. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Board; provided, however, that except as provided in Article 9 of this Plan, no Option shall be exercisable sooner than one year from the Effective Date of the Option and the Option shall first become exercisable with respect to no more than 20% of the number of shares covered by the Option on the date which is one year from the Effective Date of the Option with no more than an additional 20% first becoming exercisable on each subsequent anniversary thereof until such Option is exercisable in full. Notwithstanding the preceding sentence, the Board may grant an Option that is exercisable in full immediately upon grant provided that the shares purchased upon exercise of any such Option shall be Restricted Stock, the Restriction Period for which shall begin on the Effective Date of the Option and, except as provided in Article 9 of this Plan, shall end no sooner than (i) one year with respect to 20% of the shares covered by the Option, (ii) two years with respect to an additional 20% of the shares covered by the Option,
(iii) three years with respect to an additional 20% of the shares covered by the Option, (iv) four years with respect to an additional 20% of the shares covered by the Option, and (v) five years with respect to the remainder of shares covered by the Option. The preceding provisions to the contrary notwithstanding, solely for purposes of determining the percentage of shares exercisable pursuant to an Option and the Restriction Period with respect to Restricted Stock purchased upon exercise of an Option, the Effective Date of an Option granted to an Employee in substitution for the cancellation of all phantom share units previously granted to such Employee under a phantom stock plan of AdamsLabs in effect prior to the date of adoption of this Plan shall be the original effective date of the grant of such phantom share units. Any Restricted Stock purchased pursuant to the exercise of an Option as provided in the preceding provisions of this Section shall be subject to the terms of Article 8 of this Plan and such other provisions of this Plan that are applicable to Restricted Stock, and the Award Agreement for such Option shall provide that in the event of the Participant's termination of employment or termination of services as a Consultant during the Restriction Period for any reason, all shares with respect to which the Restriction Period has not ended shall be forfeited to AdamsLabs and AdamsLabs shall pay to the Participant an amount equal to the lesser of the price paid by the Participant upon exercise of the shares so forfeited or the Fair Market Value of the shares on the date of forfeiture; provided, however, that for this purpose, the "price paid by the Participant upon exercise" of a Nonqualified Stock Option that is exercised solely by means of the withholding of shares which otherwise would be acquired on exercise shall be zero. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Board, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Effective Date of the Option's grant. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Board; provided, however, that, unless otherwise designated by the Board, no Options shall be exercisable later than 10 years from the Effective Date of the Option's grant.

      7.3 RESTRICTIONS RELATING TO INCENTIVE STOCK OPTIONS. Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. Accordingly, to the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of AdamsLabs and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of AdamsLabs or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Effective Date of grant of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Effective Date of the Option's grant.

      7.4 ADDITIONAL TERMS AND CONDITIONS. The Board may subject any Award of an Option to such other terms, conditions, restrictions and/or limitations as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

      7.5 EXERCISE OF OPTIONS. Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to AdamsLabs, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

      Upon exercise of an Option, the exercise price of the Option shall be payable to AdamsLabs in full either: (i) in cash or an equivalent acceptable to the Board or (ii) in the discretion of the Board and in accordance with any applicable administrative guidelines established by the Board, by (a) tendering previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price (including an actual or deemed multiple series of exchanges of such shares), (b) with respect to Nonqualified Stock Options only, withholding shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (c) a combination of the forms of payment specified in clauses (i), (ii)(a) or (ii)(b) above.

      In addition, the Board, in its sole and absolute discretion, may approve the extension of a loan to an optionee who is an Employee to assist the optionee in paying the exercise price of an Option; provided, however, that no such loan shall be for an amount greater than the excess of the (i) the exercise price of the shares of Common Stock issuable upon exercise of the Option over (ii) the par value of such shares of Common Stock. Any such loan will be made on such terms and conditions as the Board shall deem to be appropriate.

      In addition, any grant of a Nonqualified Stock Option under the Plan may provide that payment of the exercise price of the Nonqualified Stock Option may also be made in whole or in part in the form of shares of Restricted Stock or other shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Board at the time of grant of such Nonqualified Stock Option, whenever the exercise price of such Nonqualified Stock Option is paid in whole or in part by means of the form of consideration specified in the immediately preceding sentence, the shares of Common Stock received by the Participant upon the exercise of such Option shall be subject to the same risk of forfeiture and restrictions on transfer as those that applied to the consideration surrendered by the Participant. However, the risk of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Participant upon exercise as applied to the forfeitable or restricted Common Stock surrendered by the Participant in payment of the exercise price.

      As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, AdamsLabs shall deliver to the Participant, in the Participant's name, a stock certificate or certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option.

      7.6 TERMINATION OF SERVICE. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service with the Company. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. Subject to Sections 7.2 and 7.3 and Article 9, in the event that an Employee's Award Agreement embodying the Award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

            (a) RETIREMENT, DEATH OR DISABILITY. If the employment of a Participant shall terminate by reason of Retirement, death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), outstanding Options held by the Participant may be exercised, to the extent then vested, no more than one year from the date of such termination of employment, unless the Options, by their terms, expire earlier.

            (b) INVOLUNTARY TERMINATION. If the employment of a Participant is involuntarily terminated by the Company for any reason (other than for cause as described in paragraph (d) below), outstanding Options held by the Participant may be exercised, to the extent then vested, no more than three months from the date of such termination of employment, unless the Options, by their terms, expire earlier.

            (c) VOLUNTARY TERMINATION. If the employment of a Participant terminates due to the Participant's voluntary resignation for any reason (other than the reasons set forth in paragraph (a) above), outstanding Options held by the Participant may be exercised, to the extent then vested, no more than thirty days from the date of such termination of employment, unless the Options, by their terms, expire earlier.

            (d)   TERMINATION FOR CAUSE. Notwithstanding paragraphs (a), (b) and
      (c) above, if the employment of a Participant shall be terminated for cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options. For this purpose, termination for "cause" shall mean termination by reason of such Participant's fraud, dishonesty or performance of other acts detrimental to the Company, as determined by the Board in good faith.

      7.7 MAXIMUM OPTION GRANTS. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Options may be granted under the Plan to any one Employee during a calendar year is 100,000.

ARTICLE 8. RESTRICTED STOCK

      8.1 GENERAL. Awards may be granted to Employees and Consultants in the form of Restricted Stock. Restricted Stock shall be awarded in such numbers and at such times as the Board shall determine.

      8.2 RESTRICTION PERIOD. At the time an Award of Restricted Stock is granted, the Board shall establish a period of time (the "Restriction Period") applicable to such Restricted Stock; provided, however, that except as provided in Article 9 of this Plan, the Restriction Period with respect to any Award of Restricted Stock shall be at least (i) one year with respect to 20% of the shares awarded, (ii) two years with respect to an additional 20% of the shares awarded, (iii) three years with respect to an additional 20% of the shares awarded, (iv) four years with respect to an additional 20% of the shares awarded and (v) five years with respect to the remainder of shares awarded. Subject to the preceding sentence, each Award of Restricted Stock may have a different Restriction Period, in the discretion of the Board. The Restriction Period applicable to a particular Award of Restricted Stock shall not be changed except as permitted by
Section 6.2, Section 8.3 or Article 9.

      8.3 OTHER TERMS AND CONDITIONS. Restricted Stock awarded to a Participant under the Plan shall be represented by a stock certificate registered in the name of the Participant or, at the option of AdamsLabs, in the name of a nominee of AdamsLabs. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restriction Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Participant shall not be entitled to possession of the stock certificate representing the Restricted Stock until the Restriction Period shall have expired, (ii) AdamsLabs shall retain custody of the Restricted Stock during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Board pursuant to the Award of the Restricted Stock shall cause a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Board may, in its sole discretion, prescribe additional terms, conditions, restrictions and/or limitations applicable to the Restricted Stock, including, but not limited to, rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to expiration of the Restriction Period.

      8.4 PAYMENT FOR RESTRICTED STOCK. A Participant shall not be required to make any payment for Restricted Stock awarded to the Participant, except to the extent otherwise required by the Board or by applicable law.

      8.5 MISCELLANEOUS. Nothing in this Article 8 shall prohibit the exchange of shares of Restricted Stock issued under the Plan pursuant to a plan of reorganization for stock or securities of AdamsLabs or another corporation a party to the reorganization, but the stock or securities so received for shares of Restricted Stock shall, except as provided in Section 6.2 or Article 9, become subject to the restrictions applicable to the Award of such Restricted Stock. Any shares of stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to the Award of such Restricted Stock.

ARTICLE 9. CORPORATE TRANSACTION

      Notwithstanding anything contained in the Plan to the contrary, in the event of a Corporate Transaction (as defined below), unless otherwise provided in the related Award Agreement: (i) each Option then outstanding shall become exercisable in full; (ii) all restrictions (other than restrictions imposed by law) and conditions of all Restricted Stock then outstanding shall be deemed satisfied; and (iii) AdamsLabs shall have the right, but shall not be obligated, to cancel any and all Options outstanding at the time of such Corporate Transaction by payment for each share of Common Stock that may be purchased pursuant to the Option at the time of the cancellation of an amount in cash equal to the excess, if any, of the Fair Market Value of the Common Stock as determined by the Board based upon the consideration being paid for a share of Common Stock in the Corporate Transaction, over the purchase price set forth in the Option.

      A "Corporate Transaction" shall include any of the following transactions with respect to which AdamsLabs is a party:

            (a) a merger or consolidation in which AdamsLabs is not the surviving entity, except for (i) a transaction the principal purpose of which is to change the state of AdamsLabs's incorporation, or (ii) a transaction in which AdamsLabs's shareholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in AdamsLabs) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

            (b) the sale, transfer or other disposition of all or substantially all of the assets of AdamsLabs unless AdamsLabs's shareholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in AdamsLabs) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

            (c) any reverse merger in which AdamsLabs is the surviving entity but in which AdamsLabs's shareholders immediately prior to such merger do not hold (by virtue of their shares in AdamsLabs held immediately prior to such transaction) securities of AdamsLabs representing more than fifty percent (50%) of the total voting power of AdamsLabs immediately after such transaction.

Notwithstanding the foregoing, a "Corporate Transaction" shall not include a transaction or series of transactions involving an internal reorganization of AdamsLabs pursuant to which certain assets of AdamsLabs are transferred, leased or otherwise contributed to entities which are directly or indirectly wholly owned by AdamsLabs.

ARTICLE 10. AMENDMENT AND TERMINATION

      The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of AdamsLabs if such amendment or modification
(i) increases the maximum number of shares subject to the Plan or (ii) changes the designation or class of persons eligible to receive Awards under the Plan. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant holding such Award.

      The Board may amend the terms of any outstanding Award granted pursuant to this Plan, but any amendment that would adversely affect the Participant's rights under an outstanding Award shall not be made without the written consent of the Participant. The Board may, with a Participant's written consent, cancel any outstanding Award or accept any outstanding Award in exchange for a new Award.

ARTICLE 11. MISCELLANEOUS

      11.1 AWARD AGREEMENTS. After the Board grants an Award under the Plan to a Participant, AdamsLabs and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Award and such other matters as the Board may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

      11.2 ADDITIONAL CONDITIONS. Notwithstanding anything in the Plan to the contrary: (i) AdamsLabs may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to AdamsLabs a written representation of present intention to acquire the Award or such shares of Common Stock for his or her own account for investment and not for distribution; and (ii) if at any time AdamsLabs further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Award or shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or market or under any federal or state securities or blue sky laws, or that the consent or approval of any governmental or regulatory body is necessary or desirable as a condition of, or in connection with, the grant of any Award, the issuance of shares of Common Stock pursuant thereto or the removal of any restrictions imposed on such shares, such Award shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to AdamsLabs.

      11.3 LEGEND ON STOCK CERTIFICATES. Each certificate representing shares of Common Stock issued pursuant to an Award shall bear a legend in substantially the following form:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE 1999 LONG-TERM INCENTIVE PLAN OF ADAMS LABORATORIES, INC. ("ADAMSLABS") AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF EXCEPT AS SET FORTH IN THE TERMS OF AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND ADAMSLABS. A COPY OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ADAMSLABS.

      11.4 RESTRICTIONS ON TRANSFER. The Common Stock acquired pursuant to any and all Awards shall be subject to a right of first refusal in favor of AdamsLabs, its successors and designees, and such other restrictions and agreements regarding sale, assignment, encumbrances or other transfer as the Board shall deem advisable and shall set forth in the Award Agreement. In addition, AdamsLabs shall have the right to repurchase the shares of Common Stock acquired pursuant to any and all Awards at any time on or after an Employee's termination of employment for any reason or the termination of services of a Consultant. The price to be paid by AdamsLabs, its successors or designees for the repurchase of Common Stock acquired pursuant to an Award shall be the Fair Market Value of the Common Stock; provided, however, that in the event of a repurchase of Common Stock with respect to a Participant following such Participant's termination of employment for cause as described in Section 7.3(d), the price to be paid by AdamsLabs, its successors or designees for the repurchase of Common Stock acquired pursuant to an Award shall be the lesser of the Fair Market Value of the Common Stock or the price paid for the shares, if any. The preceding provisions of this Section 11.4 to the contrary notwithstanding, unless otherwise provided in the related Award Agreement, the rights of AdamsLabs, its successors and designees to a right of first refusal for or right to repurchase Common Stock pursuant to this Section or an Award Agreement and such other restrictions and agreements regarding sale, assignment, encumbrances or other transfer of Common Stock as may be set forth in an Award Agreement, shall terminate upon the closing of the first underwritten public offering of the common stock of AdamsLabs that is pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offer and sale of any common stock to the public for AdamsLabs' account; provided, however, that nothing in this Section is intended to or shall shorten the Restriction Period with respect to Restricted Stock or accelerate the exercisability or vesting of any Award prior to time provided for such exercise or vesting pursuant to the terms of this Plan and the related Award Agreement.

      11.5 NONASSIGNABILITY. No Award granted under the Plan may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Further, no such Award shall be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect. All Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, in the event of the Participant's legal incapacity, by his or her guardian or legal representative.

      11.6 WITHHOLDING TAXES. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards under the Plan. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having a Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

      11.7 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, and no payment or other adjustment shall be made in respect of any such fractional share.

      11.8 NOTICES. All notices required or permitted to be given or made under the Plan or any Award Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service or (iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective
(i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. AdamsLabs or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his or her address as set forth in the records of the Company or (ii) to AdamsLabs at the principal executive offices of AdamsLabs clearly marked "Attention: LTIP Administration".

      11.9 BINDING EFFECT. The obligations of AdamsLabs under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of AdamsLabs, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of AdamsLabs. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

      11.10 SEVERABILITY. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

      11.11 NO RESTRICTION OF CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent AdamsLabs or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by AdamsLabs or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against AdamsLabs or any Affiliate as a result of such action.

      11.12 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law.

      11.13 NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS. No Participant shall have any rights as a stockholder of AdamsLabs as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

      11.14 RISK OF PARTICIPATION. Nothing contained in the Plan shall be construed either as a guarantee by AdamsLabs or its Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by AdamsLabs or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

      11.15 NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, AdamsLabs and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

      11.16 OTHER BENEFITS. No Award granted under the Plan shall be considered compensation for purposes of computing benefits or contributions under any retirement plan of AdamsLabs or any Affiliate, nor affect any benefits or compensation under any other benefit or compensation plan of AdamsLabs or any Affiliate now or subsequently in effect.

      11.17 CONTINUED EMPLOYMENT. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ of the Company, or interfere in any way with the rights of the Company to terminate his or her employment at any time, with or without cause.

      11.18 NO MODIFICATION OF OTHER AGREEMENTS. Notwithstanding anything to the contrary contained herein, the approval of this Plan by the Board and by AdamsLabs' shareholders shall not be construed as an amendment, modification or waiver by any such shareholder (or by any person or entity who has designated any such approving Board member to serve in such capacity) of or under any provision of any other agreement or instrument, including, without limitation, any stock purchase agreement or shareholders agreement.

      11.19 MISCELLANEOUS. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

      IN WITNESS WHEREOF, this Plan has been executed as of this 16th day of September, 1999 to be effective as of July 21, 1999.

                                    ADAMS LABORATORIES, INC.

                                    By /s/ John Q. Adams, Jr.
                                       ____________________________________
                                       Title: President

                             AMENDMENT NO. 1 TO THE

                            ADAMS LABORATORIES, INC.
                         1999 LONG-TERM INCENTIVE PLAN


     Pursuant to the provisions of Article 10 thereof, the Adams Laboratories, Inc. 1999 Long-Term Incentive Plan (the "Plan") is hereby amended in the following respects only:

     FIRST: Section 7.2 of the Plan is hereby amended by restatement in its entirety to read as follows:


          7.2 TERMS AND CONDITIONS OF OPTIONS. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Board; provided, however, that except as provided in Article 9 of this Plan, no Option granted to an Employee shall be exercisable sooner than one year from the Effective Date of the Option and the Option shall first become exercisable with respect to no more than 20% of the number of shares covered by the Option on the date which is one year from the Effective Date of the Option with no more than an additional 20% first becoming exercisable on each subsequent anniversary thereof until such Option is exercisable in full. Notwithstanding the preceding sentence, the Board may grant an Option to an Employee that is exercisable in full immediately upon grant provided that the shares purchased upon exercise of any such Option shall be Restricted Stock, the Restriction Period for which shall begin on the Effective Date of the Option and, except as provided in Article 9 of this Plan, shall end no sooner than (i) one year with respect to 20% of the shares covered by the Option, (ii) two years with respect to an additional 20% of the shares covered by the Option, (iii) three years with respect to an additional 20% of the shares covered by the Option, (iv) four years with respect to an additional 20% of the shares covered by the Option, and (v) five years with respect to the remainder of shares covered by the Option. The preceding provisions to the contrary notwithstanding, solely for purposes of determining the percentage of shares exercisable pursuant to an Option and Restriction Period with respect to Restricted Stock purchased upon exercise of an Option, the Effective Date of an Option granted to an Employee in substitution for the cancellation of all phantom share units previously granted to such Employee under a phantom stock plan of AdamsLabs in effect prior to the date of adoption of this Plan shall be the original effective date of the grant of such phantom share units. Any Restricted Stock purchased pursuant to the exercise of an Option as provided in the preceding provisions of this Section shall be subject to the terms of
     Article 8 of this Plan and such other provisions of this Plan that are applicable to Restricted Stock, and the Award Agreement for such Option shall provide that in the event of the Participant's termination of employment during the Restriction Period for any reason, all shares with respect to which the Restriction Period has not ended shall be forfeited to AdamsLabs and AdamsLabs shall pay to the Participant an amount equal to the lesser of the price paid by the Participant upon exercise of the shares so forfeited or the Fair Market Value of the shares on the date of forfeiture; provided, however, that for this purpose, the "price paid by the

     Participant upon exercise" of a Nonqualified Stock Option that is exercised solely by means of the withholding of shares which otherwise would be acquired on exercise shall be zero. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Board, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Effective Date of the Option's grant. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Board; provided, however, that, unless otherwise designated by the Board, no Options shall be exercisable later than 10 years from the Effective Date of the Option's grant.

     SECOND:   Section 8.2 of the Plan is hereby amended by restatement in its entirety to read as follows:

          8.2 RESTRICTION PERIOD. At the time an Award of Restricted stock is granted, the Board shall establish a period of time (the "Restriction Period") applicable to such Restricted Stock; provided, however, that except as provided in Article 9 of this Plan, the Restriction Period with respect to any Award of Restricted Stock made to an Employee shall be at least (i) one year with respect to 20% of the shares awarded, (ii) two years with respect to an additional 20% of the shares awarded, (iii) three years with respect to an additional 20% of the shares awarded, (iv) four years with respect to an additional 20% of the shares awarded and (v) five years with respect to the remainder of shares awarded Subject to the preceding sentence, each Award of Restricted Stock may have a different Restriction Period, in the discretion of the Board. The Restriction Period applicable to a particular Award of Restricted Stock shall not be changed except as permitted by Section 6.2, Section 8.3 or Article 9.

     IN WITNESS WHEREOF, this Amendment has been executed this 19th day of November, 1999 to be effective as of the date of the Plan's original adoption.

                                        ADAMS LABORATORIES, INC.


                                        By /s/ John Q. Adams, Sr.
                                           ___________________________________

                                           Title: CEO

                             AMENDMENT NO. 2 TO THE
                            ADAMS LABORATORIES, INC.
                          1999 LONG-TERM INCENTIVE PLAN

      Pursuant to the provisions of Article 10 thereof, the Adams Laboratories, Inc. 1999 Long-Term Incentive Plan (the "Plan") is hereby amended in the following respects only:

      FIRST: Section 6.1 of the Plan is hereby amended by replacing "700,000" with "8,177,018".

      SECOND: Section 7.2 of the Plan is hereby amended by restatement in its entirety to read as follows:


            7.2 TERMS AND CONDITIONS OF OPTIONS. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Board in its discretion.


      THIRD: Section 7.7 of the Plan is hereby amended by deleting such section in its entirety and inserting in lieu thereof the word "Reserved".

      FOURTH: Section 11.1 of the Plan is hereby amended by replacing the last sentence of such Section in its entirety with the following:

      Unless the Award Agreement provides otherwise, in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

      FIFTH: Section 11.11 of the Plan is hereby amended by inserting the phrase "Except as otherwise provided in Article 10 hereof," at the beginning of the first sentence of such Section.

      Except as amended by this Amendment No. 2, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                               ADAMS LABORATORIES, INC.

                                               By: /s/ David Becker
                                                  ____________________________
                                               Name: David Becker
                                                    __________________________
                                               Title: Chief Financial Officer
                                                     _________________________

                             AMENDMENT NO. 3 TO THE
                            ADAMS LABORATORIES, INC.
                          1999 LONG-TERM INCENTIVE PLAN

      Pursuant to the provisions of Article 10 thereof, the Adams Laboratories, Inc. 1999 Long-Term Incentive Plan (the "Plan") is hereby amended by replacing "8,177,018" with "8,994,720" in Section 6.1 of the Plan.

      Except as amended by this Amendment No. 3, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                             ADAMS LABORATORIES, INC.

                                             By: /s/ Walter E. Riehemann
                                                ____________________________
                                             Name: Walter E. Riehemann
                                                   _________________________
                                             Title: Vice President &
                                                  __________________________
                                                  General Counsel
                                                  __________________________

                             AMENDMENT NO. 4 TO THE
                            ADAMS LABORATORIES, INC.
                          1999 LONG-TERM INCENTIVE PLAN

      Pursuant to the provisions of Article 10 thereof, the Adams Laboratories, Inc. 1999 Long-Term Incentive Plan (the "Plan") is hereby amended by replacing "8,994,720" with "9,300,000" in Section 6.1 of the Plan, effective as of April 1, 2004.

      Except as amended by this Amendment No. 4, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                         ADAMS LABORATORIES, INC.

                                         By: /s/ David Becker
                                             ____________________________
                                         Name: David P. Becker
                                         Title: Chief Financial Officer

                             AMENDMENT NO. 5 TO THE
                            ADAMS LABORATORIES, INC.
                          1999 LONG-TERM INCENTIVE PLAN

      Pursuant to the provisions of Article 10 thereof, the Adams Laboratories, Inc. 1999 Long-Term Incentive Plan (the "Plan") is hereby amended by replacing "9,300,000" with "11,500,000" in Section 6.1 of the Plan, effective as of October 20, 2004.

      Except as amended by this Amendment No. 5, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                           ADAMS LABORATORIES, INC.

                                           By: /s/ David Becker
                                              ____________________________
                                           Name: David P. Becker
                                           Title: Chief Financial Officer

                                                                       EXHIBIT C

                            ADAMS LABORATORIES, INC.

                      EXECUTIVE AND STOCKHOLDERS' AGREEMENT

            THIS EXECUTIVE AND STOCKHOLDERS' AGREEMENT (this "AGREEMENT") is made as of August 11, 2003, by and among Adams Laboratories, Inc., a Texas corporation (the "COMPANY"), Michael J. Valentino (the "EXECUTIVE") and EGI-Fund (02-04) Investors, L.L.C., EGI-Fund (00) Investors, L.L.C., EGI-Fund (99) Investors, L.L.C., EGI-Fund (01) Investors, L.L.C. (collectively, "EGI"), Perseus-Soros Biopharmaceutical Fund, LP ("PERSEUS-SOROS"), Tullis-Dickerson Capital Focus III, L.P., TD Origen Capital Fund, L.P. and TD Lighthouse Capital Fund, L.P. (collectively, "TD" and, together with EGI and Perseus-Soros, the "STOCKHOLDERS"). Except as otherwise specified herein, capitalized terms used herein are defined in paragraph 9 hereof.

            The Company and the Executive are, simultaneously herewith, entering into an Executive Employment Agreement. As a material inducement to the Executive entering into such agreement, the Company, the Stockholders and the Executive have agreed to enter into this Agreement with the Executive for the purposes, among others, of limiting the manner and terms by which the Shares may be transferred.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

            1. Restrictions on Transfer of Shares.

                  (a) Transfer of Shares. Neither the Executive nor any Stockholder shall sell, transfer, assign, pledge (other than a pledge made in connection with a commercial loan by an institutional stockholder) or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in such holder's Shares (a "TRANSFER"), except pursuant to the provisions of this Section 1 or pursuant to a Public Sale or a transfer to an Affiliate, stockholder, member or partner of such Stockholder; provided that in no event shall any Transfer of Shares pursuant to this Section 1 be made for any consideration other than cash payable upon consummation of such Transfer and no Shares may be pledged (except for a pledge of Shares (i) by a transferee to secure indebtedness to the transferor thereof hereunder, (ii) to the Company or its Subsidiaries to secure payment of any notes made by any Stockholder to the Company or its Subsidiaries, or (iii) in an amount not exceeding 25% of the Shares owned by such holder; provided that, in each case, any such pledge (or a pledge made in connection with a commercial loan by an institutional investor) is made expressly subject to the terms, restrictions and conditions contained in this Agreement).

                  (b) Tag-Along Rights. At least 30 days prior to any Transfer of Shares (other than a Public Sale, a transfer to an Affiliate, stockholder, member or partner of such Stockholder, or to another stockholder of the Company), the Stockholder making such transfer (the "TRANSFERRING STOCKHOLDER") shall deliver a written notice (the "SALE NOTICE") to the Executive, specifying in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the Transfer. The Executive may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If any other stockholders have elected to participate in such Transfer (including stockholders exercising their rights under the Stockholders' Agreement), the Transferring Stockholder, the Executive and such other stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Shares of the same class of Shares being transferred equal to the product of (i) the quotient determined by dividing the percentage of Shares of such class owned by such Person by the aggregate percentage of Shares of such class owned by the Transferring Stockholder, the Executive and the other stockholders participating in such sale and (ii) the number of Shares of such class to be sold in the contemplated Transfer.

      For example, if the Sale Notice contemplated a sale of 100 Shares by the Transferring Stockholder, and if the Transferring Stockholder at such time owns 30% of all Shares, if the Executive elects to participate and owns 5% of all Shares and if one other stockholder elects to participate and owns 15% of all Shares, the Transferring Stockholder would be entitled to sell 60 shares ((30% / 50%) x 100 shares), the Executive would be entitled to sell 10 shares ((5% / 50%) x 100 and the other stockholder would be entitled to sell 30 shares ((15% / 50%) x 100 shares).

Each Transferring Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Executive in any contemplated Transfer, and no Transferring Stockholder shall transfer any of its Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Executive. If the Executive exercises his right to transfer Shares pursuant to this Section 1(b), the Executive shall pay his pro rata share (based on the number of Shares to be sold) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Shares to be sold) in any indemnification or other obligations that the Transferring Stockholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular stockholder such as indemnification with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer).

            (c) Drag Along Rights. If at any time the Stockholders propose to sell all of the Shares held by them, the Stockholders may give written notice (the "WRITTEN NOTICE") thereof to the Executive. The Written Notice shall specify the buyer or buyers and the time, date, place, sale price for the Company, liquidation analysis (as defined below) and payment terms at and upon which such sale shall take place. Upon the giving of the Written Notice, the Executive shall be obligated to sell to the buyer or buyers specified in the Written Notice all shares of capital stock owned or controlled by him (including convertible securities, options, and other rights to acquire shares) at the price per share determined as set forth in the liquidation analysis and otherwise on the same terms as those upon which the Stockholders are selling their shares to such buyer or buyers. Upon the receipt of the Written Notice, the Executive shall cause to be surrendered to the Corporation, for delivery to the buyer or buyers upon the closing of such sale by the Stockholders against receipt of appropriate payment therefor, a certificate or certificates evidencing ownership of Executive's shares of capital stock, duly endorsed in blank with all requisite transfer stamps affixed, if any. For purposes of this Section 1(c), the "LIQUIDATION ANALYSIS" shall be a determination of the price per share payable to each stockholder if the Corporation was sold for the aggregate purchase price proposed by the buyer or buyers and the proceeds from such sale were utilized to pay (x) all creditors of the Corporation, including trade payables and the costs of the sale and (y) thereafter, the remaining proceeds were distributed to the stockholders of the Corporation as described in the Amended and Restated Certificate of Incorporation. For purposes of the liquidation analysis, (i) if a holder of Preferred Stock would receive more consideration by converting his or its shares of Preferred Stock into shares of Common Stock, then such holder will be presumed to have converted such shares and (ii) if a holder holds a right to acquire shares of capital stock which are then exercisable and if such holder would receive more consideration upon exercise of such right than the exercise price, then such holder will be presumed to have exercised such right and paid such exercise price.

                  (d) Permitted Transfers. The restrictions set forth in this
Section 1 shall not apply with respect to any Transfer of Shares by the Executive or any Stockholder (i) in the case of the Executive, (a) pursuant to applicable laws of descent and distribution or by will, or (b) among the Executive's Family Group or (ii) in the case of a Stockholder, among its partners, directors, officers, stockholders, members or Affiliates (collectively referred to herein as "PERMITTED TRANSFEREES"); provided that the restrictions contained in this Section 1 shall continue to be applicable to the Shares after any such Transfer and provided further that the transferees of such Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Shares so transferred. "FAMILY GROUP" means the Person's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Person and/or the Person's spouse and/or descendants, provided such Person retains the possession, directly or indirectly, of the power to direct the disposition and voting of such Shares. Notwithstanding the foregoing, the restrictions set forth in this Section 1 shall not apply to any Transfer by EGI to (x) any member of the Family Group of Mr. Sam Zell, (y) any trust established for the benefit of Mr. Zell or members of his Family Group, or (z) any friends and/or associates of Mr. Zell or EGI, provided that Mr. Zell, his Family Group, EGI, and/or their respective trusts or Affiliates retain possession, directly or indirectly, of the power to direct the disposition and voting of such Shares, it being agreed and understood that each such transferee is a "PERMITTED TRANSFEREE" hereunder.

                  (e) Sales to Competitors. Except as provided in Section 1(c), the Executive and each Stockholder hereby agrees not to knowingly Transfer (and agrees to use reasonable diligence to avoid the Transfer of) Shares to any Person (other than another stockholder) whose primary business is competitive with that of the Company in geographic areas where the Company or Company Subsidiaries sell or are actively planning to sell its products.

                  (f) Termination of Restrictions. Notwithstanding anything to the contrary set forth in this Agreement, the restrictions set forth in this
Section 1 shall continue with respect to each Share until the earlier of (i) the date on which such Share has been transferred in a Public Sale, and (ii) the consummation of a Qualified Public Offering.

            2. Legend. Each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares (if such shares remain Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON OR AS OF __________, ________ AND ARE SUBJECT TO (I) AN EXECUTIVE AND STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 11, 2003 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE COMPANY RESERVES THE RIGHT TO REFUSE TO REGISTER THE TRANSFER OF SUCH SECURITIES UNTIL THE TERMS AND CONDITIONS THEREOF HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

The Company shall imprint such legend on certificates evidencing Shares outstanding as of the date hereof, and the Executive and the Stockholders shall cooperate with the Company in connection therewith. The legend set forth above shall be removed from certificates evidencing any shares which cease to be Shares in accordance with the definition thereof in Section 4 hereof.

            3. Transfer. Prior to Transferring any Shares (other than in a Public Sale) to any Person (including members of a Family Group and other Permitted Transferees), the transferring holders of Shares shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other holders of Shares a counterpart of this Agreement.

            4. Definitions.

            "AFFILIATE" means any other Person, directly or indirectly controlling, controlled by or under common control with such Person and any partner of a Person which is a partnership.

            "COMMON STOCK" means the Company's Common Stock, par value $0.01 per share.

            "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity of any department, agency or political subdivision thereof.

            "PREFERRED STOCK" means, collectively, the Series A Preferred, the Series B Preferred and the Series C Preferred Stock, each $0.01 par value per share, of the Company.

            "PUBLIC SALE" means any sale of Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

            "QUALIFIED PUBLIC OFFERING" means a public offering described in
Section 6H of the Company's Amended and Restated Articles of Incorporation.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SHARES" means (i) any Common Stock and any Preferred Stock purchased or otherwise now held or subsequently acquired by the Executive or any Stockholder, (ii) any Common Stock issued or issuable directly or indirectly upon conversion of any series of Preferred Stock or any warrants issued by the Company or the exercise of any stock options issued by the Company, and (iii) any Common Stock issued with respect to the securities referred to in clauses
(i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and in each such case, any such securities held in trust in accordance with Section 4 of the Company's Amended and Restated Articles of Incorporation. For purposes of this Agreement, any Person who holds any share of Preferred Stock or warrants issued by the Company or any stock options to acquire shares of Common Stock shall be deemed to be the holder of the Shares issuable upon conversion of such Preferred Stock or warrants or exercise of such options, whether in connection with the transfer thereof or otherwise and regardless of any restriction or limitation on the conversion or exercise thereof. As to any particular Shares, such shares shall cease to be Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

            "STOCKHOLDERS' AGREEMENT" means the Third Amended and Restated Stockholders Agreement dated as of May 16, 2003, among the Company and certain stockholders of the Company, as the same may be amended from time to time.

            "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partners of such limited liability company, partnership, association or other business entity.

            5. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such shares for any purpose.

            6. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this

Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            8. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            9. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Executive and the Stockholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares.

            10. Counterparts. This Agreement may be executed in multiple counterparts (any one of which may be by facsimile), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

            11. Remedies. The parties shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            12. Notices. Any notice, request or other communication given in connection with this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered to the recipient or (ii) provided that a written acknowledgement of receipt is obtained, three days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address specified in this
Section 12 (or such other address as the recipient shall have specified by ten
(10) days' advance written notice given in accordance with this Section 12). Such communication shall be addressed to the Executive at the Executive's home address; to the Company at its corporate headquarters; and to the Stockholders at the addresses set forth below (unless such address is changed in accordance with this Section 12):

                  EGI-Fund (99) Investors, L.L.C.
                  EGI-Fund (00) Investors, L.L.C.
                  EGI-Fund (01) Investors, L.L.C.
                  EGI-Fund (02-04) Investors, L.L.C.
                  c/o Equity Group Investments, L.L.C.
                  Two North Riverside Plaza, Suite 600
                  Chicago, Illinois  60606

                  Attention:  President  and
                  Attention: General Counsel
                  Facsimile:  (312) 902-1512

                  Perseus-Soros Biopharmaceutical Fund, L.P.
                  888 Seventh Avenue, 29th Floor
                  New York, NY 10106
                  Attention: Steve Elms
                  Attention: Andrew N. Schiff

                  With a copy to:

                  Perseus-Soros Biopharmaceutical Fund, L.P.
                  c/o Soros Fund Management LLC
                  888 Seventh Avenue, 31st Floor
                  New York, NY 10106
                  Attention:  Richard D. Holahan, Jr., Esq.

                  and

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention: Bruce A. Gutenplan, Esq.


                  Tullis-Dickerson Capital Focus III, L.P.
                  TD Origen Capital Fund, L.P.
                  TD Lighthouse Capital Fund, L.P.
                  c/o Tullis-Dickerson & Co., Inc.
                  Two Greenwich Plaza, 4th Floor
                  Greenwich, CT 06830
                  Attn: Joan Neuscheler
                  Facsimile: (505) 982-7008

                  With a copy to:

                  Law Offices of Gloria M. Skigen
                  Two Greenwich Plaza, 4th Floor
                  Greenwich, CT 06830
                  Attn: Gloria M. Skigen
                  Facsimile: (203) 861-2498

            13. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas, without regard to conflicts of law principles to the extent that such principles would require the application of the laws of another jurisdiction. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

            14. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                              ADAMS LABORATORIES, INC.

                              By:
                                    ------------------------------------

                              Its:
                                    ------------------------------------



                              STOCKHOLDERS:

                              EGI-FUND (02-04) INVESTORS, L.L.C.,

                              By:   EGI Managing Member (02-04), L.L.C.,
                                    its Managing Member

                              By:   SZ Investments, L.L.C.,
                                    its Managing Member

                              By:   Zell General Partnership, Inc.,
                                    its Managing Member

                                    By:
                                          ------------------------------
                                    Its:
                                          ------------------------------


                              EGI-FUND (00) INVESTORS, L.L.C.,

                              By:   SZ Investments, L.L.C.,
                                    its Managing Member

                              By:   Zell General Partnership, Inc.,
                                    its Managing Member

                                    By:
                                          ------------------------------
                                    Its:
                                          ------------------------------

                              EGI-FUND (99) INVESTORS, L.L.C.,

                              By:   SZ Investments, L.L.C.,
                                    its Managing Member

                              By:   Zell General Partnership, Inc.,
                                    its Managing Member

                                    By:
                                          ------------------------------
                                    Its:
                                          ------------------------------




                              EGI-FUND (01) INVESTORS, L.L.C.,

                              By:   EGI Managing Member (01), L.L.C.,
                                    its Managing Member

                              By:   Zell General Partnership, Inc.,
                                    its Managing Member

                                    By:
                                          ------------------------------
                                          Name:
                                               -------------------------
                                          Title:
                                                ------------------------

                              PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP

                              By:   Perseus-Soros Partners, LLC
                                    Its:  General Partner

                              By:   SFM Participation, L.P.
                              Its:  Managing Member

                              By:   SFM AH, LLC
                              Its:  General Partner

                              By:   Soros Private Funds
                              Management LLC
                              Its:  Managing Member

                              By:
                                 ---------------------------------
                              Title: Attorney-in-Fact

                              TULLIS-DICKERSON CAPITAL FOCUS III, L.P.

                              By:   Tullis-Dickerson Partners III, L.L.C.
                                    Its General Partner

                              By:
                                  --------------------------------------------
                              Name:
                              Title:

                              TD ORIGEN CAPITAL FUND, L.P.

                              By:   TD II Regional Partners, Inc.
                                    Its General Partner

                              By:
                                  --------------------------------------------
                              Name:
                              Title:

                              TD LIGHTHOUSE CAPITAL FUND, L.P.

                              By:   TD II Regional Partners, Inc.
                                    Its General Partner

                              By:
                                  --------------------------------------------
                              Name:
                              Title:

                              EXECUTIVE:

                              ------------------------------------------------
                              Michael J. Valentino

                                                                       EXHIBIT D

                                 MUTUAL RELEASE

     THIS MUTUAL RELEASE (the "Release") is entered into between Michael J. Valentino (the "Executive") and Adams Laboratories, Inc., a Texas corporation (together with its successors and assigns, the "Company").

     WHEREAS, the Executive and the Company entered into an employment agreement dated as of August 11, 2003 (the "Employment Agreement");

     WHEREAS, the Executive's employment has been terminated by the Company without Cause or by the Executive for Good Reason (as each term is defined in the Employment Agreement) and as such the Executive is due certain payments and entitlements pursuant to the Employment Agreement subject to the Executive's executing this Release; and

     WHEREAS, upon the Executive's execution and delivery of this Release, the Company has agreed pursuant to the Employment Agreement to execute and deliver this Release to the Executive in accordance herewith.

     NOW, THEREFORE, in consideration of the payments set forth in the Employment Agreement and other good and valuable consideration, including, but not limited to, the Company's agreement to execute this Release in accordance herewith, the Executive and the Company agree as follows:

     1. The Executive, on behalf of himself and his dependents, heirs, administrators, agents, executors, successors and assigns (the "Executive Releases"), hereby irrevocably and unconditionally releases, waives, and forever discharges the Company and its affiliated companies and their past and present parents, subsidiaries, affiliated corporations, partnerships, joint ventures, and their successors and assigns (the "Company Affiliated Parties") and all of the Company Affiliated Parties' past and present directors, officers, employees, agents and their representatives, successors and assigns (but as to any such individual, agent or representative, only in connection with, or in relationship to, his or its capacity as a director, officer, employee, agent, representative, successor or assign of any Company Affiliated Party and not in connection with, or in relationship to, his or its personal capacity unrelated to any Company Affiliated Party) (collectively, the "Company Releasees"), from any and all actions, claims, demands, obligations, liabilities and causes of action of any kind or description whatsoever, in law, equity or otherwise, whether known or unknown, whether past or present, that any Executive Releasee had, may have had or now has against the Company or any other Company Releasee, as of the date of the execution of this Release by the Executive, arising out of or relating to the Executive's employment relationship, or the termination of that relationship, with the Company or any affiliate, including, but not limited to, any action, claim, demand, obligation, liability or cause of action arising under any Federal, state, or local employment law or ordinance (including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1871, 1964 and 1991, the Equal Pay Act, the Americans with Disabilities Act of 1990, the National Labor Relations Act, the Fair Labor Standards Act of 1938, the Workers Adjustment and Retraining Notification Act, the Employee Retirement Income Security

Act of 1974, as amended (other than any claim for vested benefits), the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers' Benefit Protection Act of 1990 and the Consolidated Omnibus Budget Reconciliation Act of 1985), tort, contract or any alleged violation of any other legal obligation. Anything to the contrary notwithstanding in this Release or the Employment Agreement, nothing herein shall release any Company Releasee from any claims or damages based on (i) any right or claim that arises after the date the Executive executes this Release,
(ii) any right the Executive may have to payments, benefits or entitlements under the Employment Agreement or any applicable plan, policy, program or arrangement of, or other agreement with, the Company or any affiliate, (iii) the Executive's eligibility for indemnification in accordance with applicable laws or the articles of incorporation or by-laws of the Company, or under any applicable insurance policy with respect to any liability the Executive incurs or has incurred as a director, officer or employee of the Company or (iv) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive and any Company Releasee are jointly liable.

          2. The Company, on behalf of itself and any other Company Releasee, hereby irrevocably and unconditionally releases, waives and forever discharges the Executive and any other Executive Releasee, from any and all actions, claims, demands, obligations, liabilities and causes of action of any kind or description whatsoever, in law, equity or otherwise, whether known or unknown, whether past or present, that any Company Releasee had, may have had or now has against the Executive or any other Executive Releasee, as of the date of the execution of this Release by the Company, arising out of or relating to the Executive's employment relationship, or the termination of that relationship, with the Company or any affiliate, including, but not limited to, any action, claim, demand, obligation, liability or cause of action arising under any Federal, state, or local employment law or ordinance, tort, contract, or alleged violation of any other legal obligation. Anything to the contrary notwithstanding in this Release or the Employment Agreement, nothing herein shall release any Executive Releasee from any claims or damages based on (i) any act or omission by the Executive constituting fraud or dishonesty relating to the business of the Company, (ii) any right or claim that arises after the date on which the Company executes this Release of (iii) any right the Company may have to obtain contribution as permitted by law in the event of entry of judgment against the Company as a result of any act or failure to act for which the Executive and the Company are jointly liable.

          3. The Executive represents that as of the date he has executed this Release he has not assigned to any other party, and agrees not to assign, any claim released by the Executive herein. In addition, the Executive promises never to file a lawsuit or an arbitration claim against the Company or any other Company Releasee asserting any claim released by any Executive Releasee herein and, to the extent that the Executive has commenced such a proceeding prior to the execution of this Release by the Executive, the Executive agrees to withdraw such proceeding with prejudice on or before the date on which the Executive executes this Release.

          4. The Company represents that as of the date it has executed this Release it has not assigned to any other party, and agrees not to assign, any claim released by the Company herein. In addition, the Company promises never to file a lawsuit or an arbitration claim against the Executive or any other Executive Releasee asserting any claim released by any Company

Release herein and, to the extent that the Company has commenced such a proceeding prior to the execution of this Release by the Company, the Company agrees to withdraw such proceeding with prejudice on or before the date on which the Company executes this Release.

          5. The Executive acknowledges that he has been provided a period of at least 21 calendar days in which to consider and execute this Release. The Executive further acknowledges and understands that he has seven calendar days from the date on which he executes this Release to revoke his agreement by delivering to the Company written notification (in accordance with Section 9(a) of the Employment Agreement) of his intention to revoke this Release. This Release becomes effective when signed by the Executive unless revoked in writing by the Executive in accordance with this seven-day provision. To the extent that the Executive has not otherwise done so, the Executive is advised to consult with an attorney prior to executing this Release.

          6. Upon the Executive's execution and delivery of this Release to the Company in accordance with Section 4(a)(1) of the Employment Agreement and provided that the Executive has not revoked this Release pursuant to Paragraph 5 hereof during the seven-day revocation period set forth therein, the Company agrees immediately following the end of such seven-day revocation period to execute an original of this Release and to deliver such executed Release to the Executive in accordance with Section 4(a)(1) of the Employment Agreement.

          7. This Release may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          8. This Release shall be governed by and construed and interpreted in accordance with the laws of the State of Texas without reference to principles of conflicts of law.

     IN WITNESS WHEREOF, the Executive and the Company have executed this Release each of the date indicated below

                                                  _____________________________
                                                  Michael J. Valentino

                                                  Date:________________________


                                                  ADAMS LABORATORIES, INC

                                                  _____________________________
                                                  By:
                                                  Its:

                                                  Date:________________________

                                                                       EXHIBIT E

                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

            This Confidentiality and Noncompetition Agreement is entered into as of August 11, 2003 between Adams Laboratories, Inc., a Texas corporation (together with its successors and assigns, "Employer") and Michael J. Valentino ("Executive").

                                   BACKGROUND

            Executive agrees and accepts that Employer is engaged in a highly competitive industry, and must protect its proprietary and confidential information and trade secrets against unauthorized use or disclosure, which would irreparably harm Employer's interests. Executive recognizes that the disclosure by Employer of certain of Employer's confidential information will be necessary and useful to Executive's performance of job duties for Employer. As a result, Executive will have access to Confidential Information which could be used by Employer's competitors in a manner that would irreparably harm Employer's competitive position in the marketplace.

            Executive also recognizes and acknowledges that it would be virtually impossible for Executive to ignore all knowledge of Employer's confidential information if Executive were to engage in competition with Employer. It is, therefore, reasonable and proper for Employer to protect against the intentional or inadvertent use of such specialized knowledge in competition with Employer.

            Accordingly, Executive agrees that the prohibitions against Executive from competing with Employer or soliciting employees of Employer during the employment relationship as set forth in this Agreement and for a reasonable period of time thereafter within a reasonable geographic area is appropriate and necessary for the protection of Employer's proprietary and confidential information, trade secrets, good will, and other legitimate business interests. Executive therefore agrees with the Employer as follows:

            1. CONFIDENTIALITY.

            (a) By executing this Agreement, Employer promises to provide some or all of its Confidential Information to Executive without regard to the duration of Executive's employment, including specialized training concerning some of all of the following: Executive's use of Employer's confidential databases, Employer's unique sales and business methods, Employer's confidential product information and Employer's confidential pricing and profit margin information.

            (b) Executive hereby agrees that, other than in the ordinary course of performing his duties for the Company, he shall not divulge to any person or entity other than Employer, its employees and persons connected with Employer, without Employer's express prior written


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authorization, any information obtained by Executive during the course of his employment with the Company and known by him to constitute trade secrets or proprietary information belonging to Employer, or other confidential information, including without limitation, confidential financial information, operating budgets, strategic plans, or research methods, projects or plans of Employer, commercial, scientific or technical information, market research and marketing strategies, information related to Employer's products and proposed products, clinical trials, and applications and communications with the United States Food and Drug Administration, obtained by Executive in the course of his employment by Employer ("Confidential Information"). Except as otherwise provided herein, Executive hereby agrees that he shall not, directly or indirectly, use any Confidential Information for Executive's own benefit or for the benefit of any third party to the detriment of Employer. Anything herein to the contrary notwithstanding, the provisions of this paragraph shall not apply
(i) when disclosure is required by law, (ii) when disclosure is required by any order of any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order Executive to disclose or make accessible any information, provided that Executive shall first have given notice to Company and, to the extent permitted by law, shall cooperate with Employer, at Employer's sole expense, in order to permit Employer to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued; (iii) with respect to any other litigation, arbitration or mediation involving this Agreement, the Employment Agreement or any other agreement between Executive and Employer, including, but not limited to, the enforcement of such agreements, or (iv) as to Confidential Information that becomes generally known to the public or within the relevant trade or industry other than due to Executive's violation of this paragraph.

            2. RETURN OF CONFIDENTIAL INFORMATION AND OTHER COMPANY PROPERTY. Executive agrees that, upon termination of Executive's employment, Executive will return to Employer all property of Employer of any nature, including without limitation all property pertaining to Employer's Confidential Information, within his possession or under his control. Anything to the contrary notwithstanding, Executive shall be entitled to retain (but not for use in violation of Section 1 hereof): (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and Rolodexes, personal files and phone books, (ii) information showing his compensation or relating to reimbursement of expenses,
(iii) information that he reasonably believes may be needed for tax purposes,
(iv) copies of plans, programs and agreements relating to his employment, or termination thereof, with the Company and (v) minutes, presentation materials and personal notes from any meeting of the Board, or any committee thereof, while he was a member of the Board.

            3. NON-DISPARAGEMENT. Executive agrees not to knowingly make any public statement, whether oral or written, that would disparage Employer, any of its investors or its executive officers. Employer agrees that it shall not, and it shall cause each executive officer and director of Employer not to, knowingly make any public statement, whether oral or written, that would disparage Executive. Notwithstanding the foregoing, nothing in this paragraph shall prevent


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
any person from (i) responding publicly to incorrect or disparaging public statements to the extent reasonably necessary to correct or refute such public statement or (ii) making any truthful statement to the extent (x) necessary with respect to any litigation, arbitration or mediation involving this Agreement or any other agreement between Executive and Employer, including, but not limited to, the enforcement of such agreements, or (y) required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order such person to disclose or make accessible such information.

            4. NONCOMPETE AGREEMENT. Ancillary to the confidentiality agreement set forth in paragraph 1 above, and in order to aid in the enforcement of paragraph 1, Executive agrees that:

            (a) at all times while an employee of Employer or Employer's successor in interest, Executive will not, anywhere that Employer engages or actively proposes to engage in business, directly or indirectly, maintain any ownership in, serve as an officer, director, independent consultant, independent contractor, or as an employee, for any business which is directly and materially competitive with the business of the Employer; and

            (b) for a period of twenty-four (24) months following the termination of Executive's employment with Employer or Employer's successor in interest, Executive will not, anywhere that Employer engages or actively proposes to engage in a Respiratory Pharmaceutical Business (as defined below) on the date of termination of Executive's employment:

            (i) directly or indirectly, maintain any ownership interest in, serve as an officer, director, independent consultant, independent contractor, or as an employee, for any specialty pharmaceutical business if (x) a substantial portion of the products or activities of such business are the manufacture or sale of products which are directly and materially competitive with the products of the Employer as such products exist both on the date of termination of Executive's employment and on the date of the alleged competitive activity, including products in development or under active consideration by the Employer (collectively "Respiratory Pharmaceutical Business") and (y) as such officer, director, independent consultant, independent contractor or employee, Executive provides material services with respect to, or has direct day-to-day supervisory or management responsibilities with respect to, such business's Respiratory Pharmaceutical Business; and

            (ii) serve as an officer, director, independent consultant, independent contractor, or as an employee, for any pharmaceutical business if (x) such business engages, among other things, in the Respiratory Pharmaceutical Business and (y) as such officer, director, independent consultant, independent contractor or employee, Executive provides material services with respect to, or has direct day-to-day supervisory or management responsibilities with respect to, such business's Respiratory Pharmaceutical Business.

provided, however, that anything herein to the contrary notwithstanding, but always subject to the terms of Section 1, 3 and 5 hereof, Executive shall not be prevented from (i) serving as a member of


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                                                          Initial _____ - ______
the board of directors of any entity on which he was serving prior to the termination of Executive's employment nor (ii) owning not more than two percent (2%) of any private or public entity.

            5. NON-SOLICITATION OF EMPLOYEES. Executive agrees that at all times while an employee of Employer or Employer's successors in interest, and for a period of twenty-four (24) months thereafter, Executive will not, directly or indirectly, other than in the ordinary course of performing his duties for the Employer, knowingly solicit, entice, or otherwise induce any employee of Employer to leave the employment of Employer. Anything herein to the contrary notwithstanding, it shall not be a violation of this paragraph 5 for Executive to provide a personal reference for any employee of the Employer setting forth his personal views about such employee. The Employer acknowledges that its employees may be hired by entities with which Executive is affiliated and that that event will not constitute a violation of this paragraph 5 if Executive was not involved in hiring or identifying the Employer's employee as a potential recruit or did not assist in the recruitment of the Employer's employee.

            6. AGREEMENT TO REFORMATION. In the event that any provisions of this Agreement are ever deemed by a court of law to exceed the limits permitted by any applicable law, Executive agrees that the provisions shall be, and are, reformed to the maximum limitations permitted by any applicable law; provided that in no event shall such provisions be reformed to be broader than as set forth in this Agreement. Executive expressly agrees that the restrictions set forth in this Agreement are reasonable and enforceable by Employer and do not impose a greater restraint than necessary to protect Employer's goodwill and business interests.

            7. REMEDIES. Executive agrees that Employer will be entitled to seek injunctive relief to enjoin and prohibit any violation of the terms and provision of this Agreement in addition to any other remedies to which Employer may be entitled. Employer agrees that Executive will be entitled to seek injunctive relief to enjoin and prohibit any violation of the terms and provision of this Agreement in addition to any other remedies to which Executive may be entitled.

            8. NOT AN EMPLOYMENT CONTRACT. Executive agrees that this Agreement shall not be construed to limit the ability of either party to terminate the employment relationship at will.

            9. MUTUAL UNDERSTANDING. Executive has read foregoing Agreement, fully understands the contents thereof, has had the opportunity to obtain independent legal advice regarding the Agreement's legal effect, and is under no duress regarding its execution.

            10. TEXAS LAW. This Agreement shall be construed, enforced and governed by and in accordance with the laws of the State of Texas, without regard to principles of conflicts of law.

            11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous


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
agreements concerning the subject matter hereof whether written or oral. No change or modification of this Agreement shall be valid unless it is in writing and executed by or on behalf of Employer and Executive.

            12. SEVERABILITY. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, shall remain in full force and effect and shall be enforceable to the fullest extent permitted by applicable law.

            13. ASSIGNABILITY. Executive agrees that Employer may assign this Agreement in accordance with Section 9(c) of the employment agreement between the parties dated as of August 11, 2003.

            14. HEADINGS. The headings appearing in this Agreement are inserted only for convenience of reference and in no way shall be construed to define, limit or describe the scope or intent of any provision of this Agreement.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    EMPLOYER:

                                    ADAMS LABORATORIES, INC.


                                    By:__________________________________

                                    Its:_________________________________


                                    EXECUTIVE:


                                    _____________________________________
                                    MICHAEL J. VALENTINO


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